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                                                                    EXHIBIT 10.5

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and effective as of May 1, 1997, by and among InfoSpace, Inc., a Delaware corporation ("Purchaser"), John E. Richards, Peter S. Richards, John Enger and Alexander Hutton Capital, L.L.C. (each, a "Seller" and together, the "Sellers").

     WHEREAS, Purchaser and the Sellers have entered into a Membership Interest Purchase Agreement, dated as of the date hereof (the "Membership Interest Purchase Agreement"), providing for the purchase by Purchaser and the sale by the Sellers of all of the issued and outstanding Membership Interest Units of Yellow Pages on the Internet L.L.C., a Washington limited liability company (the "Company");

     WHEREAS, Purchaser and Sellers have entered into an Escrow Agreement, dated as of the date hereof (the "Escrow Agreement"), providing for, among other things, the disbursement of the Escrow Stock (as defined in the Membership Interest Purchase Agreement);

     WHEREAS, the closing pursuant to the Membership Interest Purchase Agreement (the "Closing") is taking place concurrently with the execution and delivery of this Registration Rights Agreement;

     WHEREAS, upon the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement and the Escrow Agreement, the Sellers hold shares of the Common Stock of Purchaser, and Purchaser and the Sellers have agreed that this Agreement shall govern the rights of the Sellers to cause Purchaser to register shares of Common Stock issuable to the Sellers and certain other matters as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Registration Rights.

     2.   Definitions.  For purposes of this Agreement:

     "Act" means the Securities Act of 1933, as amended.

     The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration for under the Act subsequently adopted by the SEC which
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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of the registration statement or document.

     "Registrable Securities" means (1) the Common Stock issued to the Sellers in connection with the Membership Interest Purchase Agreement and (2) any Common Stock of Purchaser issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

     "Holder" means, with respect to Registrable Securities, or any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.9. Except as otherwise specified, the term "Holder" means a Holder of Registrable Securities.

     "SEC" means the United States Securities and Exchange Commission.

     3. Purchaser Registration. If (but without any obligation to do so) Purchaser proposes to register any of its Common Stock under the Act in connection with the initial public offering of its Common Stock solely for cash, Purchaser shall, at such time, promptly give the Holders written notice of such registration. Upon the request of each Holder of Registrable Securities made within 30 days after mailing of such notice by Purchaser in accordance with
Section 3.5, Purchaser shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

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     4.   Obligations of Purchaser.  When required under this Agreement to effect the registration of any Registrable Securities, Purchaser shall, as expeditiously as reasonably possible:

     prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective;

     prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

     furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

     notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing Purchaser for

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the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten initial public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Purchaser, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten initial public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     5. Obligations of Holders to Furnish Information. It shall be a condition precedent to the obligations of Purchaser to take any action pursuant to Article I of this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Purchaser such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required under the Act to effect the registration of such Holder's Registrable Securities.

     6. Expenses of IPO Registration. Purchaser shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration pursuant to Article I of this Agreement for each Holder of Registrable Securities (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for all holders of stock in Purchaser selling in such initial public offering, including the selling Holders of Registrable Securities, selected by such selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     7. Underwriting Requirements. In connection with the initial public offering of its Common Stock, Purchaser shall not be required under Article I of this Agreement to include any of the Holders' securities in the underwriting unless they accept the terms of the underwriting as agreed upon between Purchaser and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Purchaser. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in the offering exceeds the amount of securities sold other than by Purchaser that the underwriters determine in their sole discretion is compatible with the success of the offering, then Purchaser shall be required to include in the offering only that number of the securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned

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pro rata among the selling stockholders according to the total amount of
Registrable Securities by each selling stockholder or in the other proportions as shall mutually be agreed to by the selling stockholders). For purposes of the parenthetical clause concerning apportionment in the immediately preceding sentence, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder (including spouses and ancestors, lineal descendants and siblings of such partners, retired partners, stockholders or spouses who have acquired Registrable Securities by gift, will or intestate succession) and any trusts for the exclusive benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying the registration as the result of any controversy that might arise with respect to the interpretation or implementation of Article I of this Agreement.

     9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     To the extent permitted by law, Purchaser will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or
(iii) any violation or alleged violation by Purchaser of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and Purchaser will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement

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contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld), nor shall Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     To the extent permitted by law, each selling Holder will indemnify and hold harmless Purchaser, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Purchaser within the meaning of the Act, any underwriter, any other Holder selling securities in the registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from such offering received by such Holder.

     Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, give to the indemnifying party notice of the commencement thereof, and such indemnifying party shall have the right to participate in, and, to the extent such indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified

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party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by the counsel in the proceeding; and further provided that Purchaser shall in no event be required to pay the fees and expenses of more than one counsel for the Holders of Registrable Securities. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to such indemnifying party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to give notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

     The obligations of Purchaser and Holders of Registrable Securities under this Section 1.8 shall survive the completion of the initial public offering of Registrable Securities in a registration statement under Article I of this Agreement or otherwise.

     10.  Form S-3 Registration.

     In case Purchaser shall receive from any Holder or Holders a written request or requests that Purchaser effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Purchaser will:

     promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

     as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from Purchaser; provided, however, that Purchaser shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.9: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of Purchaser entitled to inclusion in such registration, propose to sell Registrable securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $250,000; (3) if Purchaser shall furnish to the Holders a certificate signed by the President of Purchaser stating that in the good faith judgment of the Board of Directors of Purchaser, it would be seriously detrimental to Purchaser and its stockholders for such Form S-3 Registration to be effected at such time, in which

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event Purchaser shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.9; provided, however, that Purchaser shall not utilize this right more than once in any twelve month period; (4) if Purchaser has, within the twelve (12) month period preceding the dated of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.9; or (5) in any particular jurisdiction in which Purchaser would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     Subject to the foregoing, Purchaser shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.9, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for Purchaser, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

     11. Assignment of Registration Rights. The rights to cause Purchaser to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder of such Registrable Securities to a transferee or assignee of not fewer than one hundred thousand (100,000) shares of such Registrable Securities (as appropriately adjusted from time to time for stock splits and the like), provided that Purchaser is, within a reasonable time after such transfer, furnished with written notice of the name and address of the transferee or assignee and the securities with respect to which such registration rights are being assigned, and provided, further, that such assignment shall be effective only if immediately following the transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or corporation who are partners, retired partners or stockholders of such partnership or corporation (including spouses and ancestors, lineal descendants and siblings of such partners, retired partners, stockholders or spouses who have acquired Registrable Securities by gift, will or intestate succession) or trusts for the exclusive benefit of any of the foregoing shall be aggregated together and with such partnership; provided, however, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

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     12.  "Market Stand-Off" Agreement.  Each Holder hereby agrees that, during such period, not to exceed 180 days, following the effective date of a registration statement of Purchaser filed under the Act as may be specified by Purchaser and an underwriter of common stock or other securities of Purchaser, such Holder shall not, to the extent requested by Purchaser and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Purchaser held by it at any time during such period except Common Stock included in the registration; provided, however, that the officers and directors of Purchaser holding securities of Purchaser and any other holders of securities with registration rights shall enter into similar market stand-off agreements. In order to enforce the foregoing covenant, Purchaser may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     13. Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Article I (other than rights provided for in Section 1.8) after 3 years following the consummation of the sale of securities pursuant to a registration statement filed by Purchaser under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     14. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Purchaser shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of the securities of Purchaser which would allow such holder or prospective holder to (i) require Purchaser to effect a registration or (ii) include any securities in any registration filed under Section 1.2, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration.

     15. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Purchaser agrees to use its best efforts to:

     make and keep public information available, as those terms are understood and defined in Rule 144 promulgated by the SEC under the Act or any similar analogous

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rule promulgated under the Act, at all times after the effective date of the first registration filed by Purchaser for an offering of its securities to the general public;

     file with the SEC, in a timely manner, all reports and other documents required of Purchaser under the Act and the 1934 Act; and

     so long as a Holder owns any Registrable Securities, furnish to such Holder upon request: (i) a written statement by Purchaser as to its compliance with the reporting requirements of Rule 144, of the Act and of the 1934 Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of Purchaser (at any time after it has become subject to the reporting requirements of the 1934 Act); and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell such securities without registration.

     16.  RIGHT OF FIRST REFUSAL

     2.1. Restrictions on Transfer. No Holder may sell or engage in any transaction which has resulted in or will result in a change in the beneficial or record ownership of any Common Stock held by the Holder, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), except as provided in this Agreement, and any such Transfer of Common Stock or attempted Transfer of Common Stock in contravention of this Agreement shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever.

          Section 2.2.  Right of First Refusal.

               (a) Each time a Holder proposes to Transfer (or is required by operation of law or other involuntary transfer) any or all of the Common Stock standing in such Holder's name or owned by him or her during the term of this Agreement, such Holder shall first offer such Common Stock to Purchaser in accordance with the following provisions:

                    (i) Such Holder shall deliver a written notice (a "Notice") to Purchaser stating (A) such Holder's bona fide intention to Transfer such Common Stock, (B) the name address of the proposed transferee, (C) the number of shares of Common Stock to be transferred, and (D) the purchase price per share of Common Stock and terms of payment for which the Holder proposes to Transfer such Common Stock.

                    (ii) Within 90 days after receipt of the Notice, Purchaser or its designee shall have the first right to purchase or obtain such Common Stock, upon the price and terms of payment designated in the Notice. If the Notice provides for the payment

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of non-cash consideration, Purchaser at its option may pay the consideration in cash equal to Purchaser's good faith estimate of the present fair market value of the non-cash consideration offered.

     (iii) If Purchaser or its designee elects not to purchase or obtain all of the Common Stock designated in the selling Holder's Notice, then the Holder may Transfer the Common Stock referred to in the Notice to the proposed transferee, providing such Transfer (A) is completed within 30 days after the expiration of Purchaser's right to purchase or obtain such Common Stock, (B) is made at the price and terms designated in the Notice, and (C) the proposed transferee agrees to be bound by the terms and provisions of this Agreement and to become a party to this Agreement immediately upon receipt of such Common Stock. If such Common Stock is not so transferred, the selling Holder must give notice in accordance with this paragraph prior to any other or subsequent Transfer of such Common Stock.

     (b) Notwithstanding Section 2(a), a Holder may Transfer Common Stock: (i) to the Holder's spouse, child, grandchild, parent, brother, or sister ("Immediate Family"), or to a trust established for the benefit of a member or members of the Holder's Immediate Family, (ii) to an Affiliate (as hereinafter defined) or equity holder of the Holder , (iii) to a person who is a constituent partner of the Holder on the date hereof, or (iv) to the estate of any of the foregoing by gift, will or intestate succession; provided that the Holder or his representative notifies Purchaser of such Transfer not less than 10 nor more than 90 days prior to the Transfer and that the proposed transferee agrees to be bound by the terms and provisions of this Agreement and to become a party to this Agreement immediately upon the receipt of such Common Stock. "Affiliate" means, with respect to any person or entity, any person or entity which controls, is controlled by, or is under common control with, such person or entity, or any stockholder or other equity owner in a control relationship with any of the foregoing. For this purpose the term "control" shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or interest in the income of such person or entity, or such other relationship as, in fact, constitutes actual control.

     Section 2.3. No Transfer to Competitors. A Holder may not Transfer any Common Stock to a competitor of Purchaser, or to any stockholder, partner or other beneficial holder of an equity ownership interest in a competitor, other than pursuant to a merger, combination, or other transaction approved by the Board of Directors of Purchaser.

     Section 2.4. Legend on Stock Certificates. Each certificate representing shares owned of record or beneficially by a party to this Agreement shall be endorsed with the following legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT BETWEEN INFOSPACE, INC. (THE "COMPANY") AND THE HOLDERS THAT ARE SIGNATORIES THERETO, PROVIDING FOR, AMONG OTHER MATTERS, THE COMPANY'S RIGHT OF FIRST

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REFUSAL TO PURCHASE THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF
SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE COMPANY.

     Under no circumstances shall any Transfer of any Common Stock subject hereto be valid until the proposed transferee thereof shall have executed and become a party to this Agreement and thereby shall have become subject to all of the provisions hereof; and notwithstanding any other provisions of this Agreement, no such Transfer of any kind shall in any event result in the non-applicability of the provisions hereof at any time to any of the Common Stock subject hereto.

     Section 2.5. Term of Agreement. The restrictions on Transfer of Common Stock set forth in this Agreement shall terminate upon the consummation of a public offering for any of the Common Stock of Purchaser registered under the Securities Act of 1933, as amended, in SEC Form S-1 or any successor form.

     Section 2.6. Acknowledgments. Each Holder acknowledges that other stockholders of Purchaser may have restrictions on their stockholdings different than the terms contained herein.

     III  MISCELLANEOUS PROVISIONS

     3.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to agreements between residents of such State and entered into and be performed entirely within such State.

     3.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.4. Notices. All notices, requests or other communications required or permitted under this Agreement shall be deemed to have been duly given to the Sellers and Purchaser in accordance with Section 7.1 of the Membership Interest Purchase Agreement.

     3.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

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     3.6.  Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written agreement of all parties.

     3.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INFOSPACE, INC.


/s/ Naveen Jain
---------------------
By:  Naveen Jain
Its:  President


JOHN E. RICHARDS



/s/ John E. Richards
---------------------
  John E. Richards

PETER S. RICHARDS



/s/ Peter S. Richards
----------------------
  Peter S. Richards

JOHN ENGER



/s/ John Enger
----------------------
  John Enger


ALEXANDER HUTTON CAPITAL, L.L.C.



/s/ Michael Shavry
----------------------
By: Michael Shavry
    ------------------
Its: Vice President
     -----------------
                                      -14-